                                                                     Exhibit 4.3

                         FOURTH AMENDMENT TO AMENDED AND
                         -------------------------------
                     RESTATED MULTICURRENCY CREDIT AGREEMENT
                     ---------------------------------------

     THIS FOURTH AMENDMENT TO AMENDED AND RESTATED MULTICURRENCY CREDIT AGREEMENT, dated as of February 12, 2002 (this "Amendment"), amends the Amended
                                                ---------
and Restated Multicurrency Credit Agreement, dated as of May 15, 2001 (as heretofore amended, the "Credit Agreement"), among APW Ltd., a Bermuda
                         ----------------
corporation (the "Borrower"), the various financial institutions parties thereto
                  --------
(collectively, the "Banks"), Bank One, NA, as syndication agent, The Chase
                    -----
Manhattan Bank, as documentation agent and Bank of America, N.A., as administrative agent. Terms defined in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used herein as defined therein.

     WHEREAS, the parties hereto have entered into the Credit Agreement, which provides for the Banks to extend certain credit facilities to the Borrower from time to time; and

     WHEREAS, the parties hereto desire to amend the Credit Agreement in certain respects as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

     SECTION 1. CONSENT. The Banks hereby consent to the sale of the Specified Business Unit for a purchase price of not less than $21,000,000. Said purchase price may be adjusted at closing for an escrow not in excess of $500,000 and other adjustments, so long as not less than $19,000,000 is wired to the Borrower at closing and the final purchase price after all post closing adjustments shall not be less than $19,000,000.

     SECTION 2.  AMENDMENTS.

     (a) Section 2.9(b)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(ii) If for a period of three consecutive Business Days, the Borrower and its Subsidiaries hold in aggregate collected funds in excess of $9,000,000, the excess thereof on said third Business Day shall be applied as a prepayment to be applied in the manner set forth in the UK/US Intercreditor Agreement."

     (b) Section 5.2(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

               "(d)  Free Cash. The Borrower shall represent that, to
                     ---------
          the best of its knowledge after due inquiry, after giving effect to a proposed Loan and the application of proceeds thereof, within two Business Days of making such Loan, the Borrower and its

          Subsidiaries shall not hold aggregate collected funds in excess of $9,000,000."

     (c) As of the date hereof, Exhibit A to the Credit Agreement is amended and restated in its entirety with Exhibit A attached hereto.
                                  ---------

     SECTION 3. CONDITIONS PRECEDENT. This Amendment shall become effective when each of the conditions precedent set forth in this Section 3 shall have
                                                        ---------
been satisfied, and notice thereof shall have been given by the Agent to the Borrower and the Banks.

     (a)  Receipt of Documents. The Administrative Agent shall have received all
          --------------------
of the following documents duly executed, dated the date hereof or such other date as shall be acceptable to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent:

          (i) This Amendment, duly executed by the Borrower, the Administrative Agent and the Required Banks;

          (ii) An amendment to the UK Facility in form satisfactory to the Administrative Agent; and

          (iii) A consent with respect to the Securitization in form satisfactory to the Administrative Agent.

          (iv) An agreement satisfactory to the Administrative Agent and the Borrower in respect of retainers for further fees and expenses of Mayer, Brown, Rowe & Maw and the Administrative Agent's consultant.

     SECTION 4. REPRESENTATIONS AND WARRANTIES. To induce the Banks and the Administrative Agent to enter into this Amendment, the Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in the Credit Agreement, as hereby amended, and the other Loan Documents, and the Borrower additionally represents and warrants to the Administrative Agent and each Bank as follows:

     (a)  Due Authorization, Non-Contravention, etc. The execution, delivery and
          -----------------------------------------
performance by the Borrower of this Amendment are within the Borrower's corporate powers, have been duly authorized by all necessary corporation action, and do not contravene the Borrower's Organic Documents; contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower; or result in, or require the creation or imposition of, any Lien on any of the Borrower's properties.

     (b)  Governmental Approval, Regulation, etc.  No authorization or approval
          --------------------------------------
or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person is required for the due execution, delivery or performance by the Borrower of this Amendment.

     (c)  Validity, etc. This Amendment constitutes the legal, valid and binding
          -------------
obligation of the Borrower enforceable in accordance with its terms, except to the extent enforceability thereof is limited by bankruptcy, insolvency or other laws relating to, or affecting enforcement of, creditors' rights in general, and general principles of equity.

     (d)  Purchase Agreement. The Asset Purchase Agreement and Ancillary
          ------------------
Documents delivered to the Administrative Agent on or before February 12, 2002 are true and correct and have not since been amended in any material aspect.

     SECTION 5.  MISCELLANEOUS.

     (a)  Continuing Effectiveness, etc. This Amendment shall be deemed to be an
          -----------------------------
amendment to the Credit Agreement, and the Credit Agreement, as amended hereby, shall remain in full force and effect and is hereby ratified, approved and confirmed in each and every respect. After the effectiveness of this Amendment in accordance with its terms, all references to the Credit Agreement in the Loan Documents or in any other document, instrument, agreement or writing shall be deemed to refer to the Credit Agreement as amended hereby.

     (b)  Payment of Costs and Expenses. The Borrower agrees to pay on demand
          -----------------------------
all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent) in connection with the negotiation, preparation, execution and delivery of this Amendment.

     (c)  Severability. Any provision of this Amendment which is prohibited or
          ------------
unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

     (d)  Headings. The various headings of this Amendment are inserted for
          --------
convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

     (e)  Execution in Counterparts. This Amendment may be executed by the
          -------------------------
parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     (f)  Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE
          --------------
UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS.

     (g)  Successors and Assigns. This Amendment shall be binding upon and shall
          ----------------------
inure to the benefit of the parties hereto and their respective successors and assigns.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

                                         APW LTD.


                                         By: /s/ Richard D. Carroll
                                             ----------------------
                                         Name: Richard D Carroll
                                         Title:


                                         BANK OF AMERICA, N.A., as
                                         Administrative Agent and as a Bank


                                         By: /s/ M. Duncan Mcduffie
                                             ----------------------
                                         Name: M. Duncan McDuffie
                                         Title: Managing Director


                                         THE BANK OF TOKYO-MITSUBISHI, LTD.,
                                         CHICAGO BRANCH


                                         By:____________________________________
                                         Name:
                                         Title:


                                         BANK ONE, NA (Main Office Chicago) as
                                         Syndication Agent and as a Bank


                                         By: /s/ Thomas T. Bower
                                             -------------------
                                         Name: Thomas T. Bower
                                         Title: Senior Vice President



                                        Fourth Amendment to Amended and Restated
                                                  Multicurrency Credit Agreement

                                        BNP PARIBAS


                                        By:___________________________________
                                        Name:
                                        Title:


                                        By:___________________________________
                                        Name:
                                        Title:


                                        COPPER BEECH HOLDINGS, LLC


                                        By:/s/ Edward Smith Christie
                                           -----------------------------------
                                        Name:  Edward Smith Christie
                                        Title: Vice President


                                        CREDIT LYONNAIS CHICAGO BRANCH


                                        By:___________________________________
                                        Name:
                                        Title:


                                        THE DAI-ICHI KANGYO BANK, LTD.


                                        By:___________________________________
                                        Name:
                                        Title:


                                        FIRST UNION NATIONAL BANK


                                        By:/s/ William W. Teegarden
                                           -----------------------------------
                                        Name:  William W. Teegarden
                                        Title: Senior Vice President

                                        Fourth Amendment to Amended and Restated
                                                  Multicurrency Credit Agreement

                                        JPMORGAN CHASE BANK, as
                                        Documentation Agent and a Bank


                                        By:/s/ Michael Lancia
                                           -----------------------------------
                                        Name:  Michael Lancia
                                             ---------------------------------
                                        Title: Vice President
                                              --------------------------------

                                        M&I MARSHALL & ILSLEY BANK


                                        By:/s/ Michael Vellon
                                           -----------------------------------
                                        Name:  Michael Vellon
                                             ---------------------------------
                                        Title: Vice President

                                        By:/s/ Thomas R. Johnson
                                           -----------------------------------
                                        Name:  Thomas R. Johnson
                                        Title: Senior Vice President

                                        THE MITSUBISHI TRUST AND BANKING
                                        CORPORATION


                                        By:___________________________________
                                        Name:
                                        Title:

                                        OCM PRINCIPAL OPPORTUNITIES FUND II,
                                        L.P. by Oaktree Capital Management, LLC, its General Partner


                                        By:/s/ John Frank
                                           -----------------------------------
                                        Name:  John Frank
                                             ---------------------------------
                                        Title: General Counsel
                                              --------------------------------


                                        By:/s/ Jordan Kruse
                                           -----------------------------------
                                        Name:  Jordan Kruse
                                             ---------------------------------
                                        Title: Vice Prsident
                                              --------------------------------

                                        Fourth Amendment to Amended and Restated
                                                  Multicurrency Credit Agreement

                                OCM OPPORTUNITIES FUND III, L.P. by
                                Oaktree Capital Management, LLC, its General
                                Partner

                                By: /s/ Lowell W. Hill
                                    ------------------------------------------
                                Name:   Lowell W. Hill
                                Title:  Managing Director

                                By: /s/ [llegible in original]
                                Name:

                                PERRY PRINCIPALS, L.L.C.


                                By:___________________________________________
                                Name:
                                Title:


                                ROYAL BANK OF SCOTLAND, PLC


                                By: /s/ Ian Roberts
                                    ------------------------------------------
                                Name:   Ian Roberts
                                Title:  Manager, Specialized Lending Services


                                SOCIETE GENERALE

                                By:___________________________________________
                                Name:
                                Title:


                                SUMITOMO MITSUI BANKING CORPORATION


                                By:___________________________________________
                                Name:
                                Title:



                                        Fourth Amendment to Amended and Restated
                                                  Multicurrency Credit Agreement

                                                U.S. BANK NATIONAL ASSOCIATION


                                                By:_____________________________
                                                Name:
                                                Title:


                                                WILLIAM E. SIMON & SONS SPECIAL
                                                SITUATIONS PARTNERS II, L.P.


                                                By:/s/ Dale Leshaw
                                                   -----------------------------
                                                Name:  Dale Leshaw
                                                     ---------------------------
                                                Title: Principal
                                                      --------------------------

                                        Fourth Amendment to Amended and Restated
                                                  Multicurrency Credit Agreement

                                    EXHIBIT A
                                    ---------

                           FORM OF NOTICE OF BORROWING

Date:


To: Bank of America, National Association, as Administrative Agent for the Banks parties to the Amended and Restated Multicurrency Credit Agreement dated as of May 15, 2001 (as extended, renewed, amended or restated from time to time, the "Credit Agreement") among APW Ltd, (the "Borrower"), certain Banks which are signatories thereto, Bank One, NA, as Syndication Agent, The Chase Manhattan Bank, as Documentation Agent, and Bank of America, National Association, as Administrative Agent

Ladies and Gentlemen:

     The undersigned, APW Ltd., refers to the Credit Agreement, the terms defined therein being used herein as therein defined, and hereby gives you notice irrevocably, pursuant to Section 2.3 of the Credit Agreement, of the Borrowing specified below:

          1.   The Business Day of the proposed Borrowing is _______________.

          2.   The aggregate amount of the proposed Borrowing is ___________.

          3. The Borrowing is to be comprised of ____________ of [Base Rate] [Offshore Rate] Loans.

          4. The duration of the Interest Period for the Offshore Rate Loans included in the Borrowing shall be _____ months.

          5.   The Applicable Currency is _____________________________________.

     The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds therefrom:

     (a) The representations and warranties of the undersigned Borrower contained in Article VI of the Credit Agreement are true and correct as applied to the undersigned as though made on and as of such date;

     (b) No Default or Event of Default has occurred and is continuing, or would result from such proposed Borrowing; and

     (c) To the best of its knowledge after due inquiry, after giving effect to a proposed Loan and the application of proceeds thereof, within two Business Days of making such Loan, the Borrower and its Subsidiaries shall not hold aggregate collected funds in excess of $9,000,000.

                                             APW Ltd.



                                             ___________________________________
                                             By:
                                             Title:

                                       A-2